EXHIBIT 32.2

Statement Pursuant to Section 906 the Sarbanes-Oxley Act of 2002

By

Principal Financial Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

Dated: August 13, 2019

I, William J. Buchanan, Chief Financial Officer of Superconductor Technologies Inc., hereby certify, to my knowledge, that:

1.    the accompanying Quarterly Report on Form 10-Q of Superconductor Technologies for the period ended June 29, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

2.    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Superconductor Technologies Inc.

/s/ William J. Buchanan
William J. Buchanan
Chief Financial Officer